SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549


                           FORM 8-K


                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):
                       September 6, 1996


                       TIME WARNER INC.
    (Exact name of registrant as specified in its charter)

          Delaware                 1-8637              13-1388520
(State or other jurisdiction    (Commission        (I.R.S. Employer
       of incorporation)        File Number)       Identification No.)


           75 Rockefeller Plaza, New York, NY 10019
      (Address of principal executive offices) (zip code)

                        (212) 484-8000
     (Registrant's telephone number, including area code)

                        Not Applicable
 (Former name or former address, if changed since last report)


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Item 5. Other Events.

Amendments to TBS Transaction.

     As previously reported, Time Warner Inc. ("Time Warner"), TW Inc., a Delaware corporation and currently a wholly owned subsidiary of Time Warner ("New Time Warner"), Time Warner Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of New Time Warner ("Delaware Sub"), TW Acquisition Corp., a Georgia corporation and a wholly owned subsidiary of New Time Warner ("Georgia Sub"), and Turner Broadcasting System, Inc. ("TBS") have entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of September 22, 1995, pursuant to which (a) Delaware Sub will be merged (the "Time Warner Merger") into Time Warner, (b) each outstanding share of Common Stock, par value $1.00 per share, of Time Warner, other than shares held directly or indirectly by Time Warner, will be converted into one share of Common Stock, par value $.01 per share, of New Time Warner ("New Time Warner Common Stock"), (c) each outstanding share of each series of preferred stock of Time Warner, other than shares held directly or indirectly by Time Warner and shares with respect to which appraisal rights are properly exercised, will be converted into one share of a substantially identical series of preferred stock of New Time Warner, (d) Georgia Sub will be merged (the "TBS Merger", and together with the Time Warner Merger, the "Holding Company Transaction") into TBS,
(e) each outstanding share of Class A Common Stock, par value $.0625 per share, of TBS ("TBS Class A Common Stock") and Class B Common Stock, par value $.0625 per share, of TBS ("TBS Class B Common Stock"), other than shares held directly or indirectly by Time Warner or New Time Warner or in the treasury of TBS and shares with respect to which dissenters' rights are properly exercised, will be converted into 0.75 of a share of New Time Warner Common Stock, (f) each outstanding share of Class C Preferred Stock, par value $.125 per share, of TBS ("TBS Class C Preferred Stock"), other than shares held directly or indirectly by Time Warner or New Time Warner or in the treasury of TBS and shares with respect to which dissenters' rights are properly exercised, will be converted into 4.80 shares of New Time Warner Common Stock, (g) each of Time Warner and TBS will become a wholly owned subsidiary of New Time Warner and (h) New Time Warner will be renamed "Time Warner Inc." A copy of the Merger Agreement is attached as
Exhibit 2(a) to Time Warner's Current Report on Form 8-K dated December 1, 1995, and incorporated herein by reference.

     The Holding Company Transaction was subject to extensive scrutiny by the staff of the Federal Trade Commission (the "FTC") and, in order to eliminate concerns raised by the staff of the FTC regarding possible competitive effects of the Holding Company Transaction, Time Warner, TBS, Tele-Communications, Inc. ("TCI"), and Liberty Media Corporation ("LMC"), a wholly owned subsidiary of TCI, have executed the Agreement Containing Consent Order (together with the Interim Agreement contemplated thereby, the "FTC Consent Decree") dated August 14, 1996, and have submitted the FTC Consent Decree to the commissioners of the FTC. The FTC commissioners have not yet initially accepted the FTC Consent Decree, which requires that certain changes be made to the terms of the Holding Company Transaction and related transactions. The obligations of Time Warner, TBS and TCI to consummate the Holding Company Transaction are conditioned upon such initial acceptance. In response to the FTC Consent Decree, Time Warner, New Time Warner, Delaware Sub, Georgia Sub and TBS have entered into Amendment No. 1, dated as of August 8, 1996, to the Merger Agreement. A copy of such Amendment No. 1 is attached as Exhibit 2(a) hereto and incorporated herein by reference. The Merger Agreement, as amended by such Amendment No. 1, is referred to herein as the "Amended Merger Agreement". A copy of the FTC Consent Decree is attached as
Exhibit 2(b) hereto and incorporated herein by reference.

     Time Warner has entered into a Shareholders' Agreement dated as of September 22, 1995 (the "Shareholders' Agreement"), with R. E. Turner ("Turner") and certain associates and affiliates of Turner (together with Turner, the "Turner Shareholders"), a copy of which is attached as Exhibit 10(a) to Time Warner's Current Report on Form 8-K dated September 22, 1995, and incorporated herein by reference. In August 1996, Time Warner and New Time Warner entered into a Second Amended and Restated LMC Agreement dated as of September 22, 1995, with LMC and certain direct and indirect wholly owned subsidiaries of LMC (the "Second Amended and Restated LMC Agreement"), a copy of which is attached as
Exhibit 10(a) hereto and incorporated herein by reference.

     Pursuant to the Shareholders' Agreement, the Turner Shareholders have agreed to vote all their TBS shares in favor of the approval of the TBS Merger and each of the other transactions contemplated by the Amended Merger Agreement and in favor of the approval and adoption of the Amended Merger Agreement. In addition, pursuant to the Amended Merger Agreement and the Shareholders' Agreement, New Time Warner and the Turner Shareholders have agreed that, upon consummation of the Holding Company Transaction, New Time Warner and the Turner Shareholders will enter into Investors' Agreements and a Registration Rights Agreement (the forms of which are attached as Exhibits C-1 and C-2 and B, respectively, to the Merger Agreement and incorporated herein by reference), pursuant to which (a) Turner will, subject to certain conditions, be entitled to designate two people for election to the Board of Directors of New Time Warner, (b) certain of the Turner Shareholders will be subject to certain restrictions on transfer of New Time Warner Common Stock and certain restrictions on other activities relating to New Time Warner and (c) New Time Warner will grant to the Turner Shareholders rights to require the registration of sales of shares of New Time Warner Common Stock received in the TBS Merger under the Securities Act of 1933, as amended (the "Securities Act").

     Pursuant to the Second Amended and Restated LMC Agreement, LMC and certain of its subsidiaries have agreed, subject to certain conditions, to vote all their TBS shares in favor of the approval of the TBS Merger and each of the other transactions contemplated by the Amended Merger Agreement and in favor of the approval and adoption of the Amended Merger Agreement. Time Warner has agreed with LMC that Time Warner will terminate the Amended Merger Agreement and abandon the Holding Company Transaction under certain circumstances, including (a) the imposition by any regulatory authority of certain restrictions or burdens on LMC and its affiliates as a condition to approval of the Holding Company Transaction and related transactions (other than the FTC Consent Decree) and
(b) if New Time Warner adopts a stockholder rights agreement and such agreement differs from the Time Warner stockholder rights agreement in any material respect except as set forth in Exhibit F to the Second Amended and Restated LMC Agreement, which is incorporated herein by reference.

     In addition, the Second Amended and Restated LMC Agreement contemplates that substantially all the shares of New Time Warner Common Stock issued in the TBS Merger to LMC and its affiliates will be exchanged for shares of a series of common stock of New Time Warner ("LMCN-V Common Stock") economically equivalent to the New Time Warner Common Stock at a ratio of one share of New Time Warner Common Stock for each share of LMCN-V Common Stock. The terms of the LMCN-V Common Stock are set forth in the form of certificate of designation for such security, which is attached as Exhibit A to the Second Amended and Restated LMC Agreement and incorporated herein by reference. The LMCN-V Common Stock is the economic equivalent of the New Time Warner Common Stock, with identical rights, except it carries only 1/100th of a vote per share with respect to the election of directors, is not entitled to vote with respect to any other matter (with limited exceptions) and may not be redeemed by New Time Warner pursuant to Section 5 of Article IV of the proposed Restated Certificate of Incorporation of New Time Warner (which will be substantially identical to Section 5 of Article IV of the

Restated Certificate of Incorporation of Time Warner, as amended to date). Subject to the FTC Consent Decree, the LMCN-V Common Stock is convertible at the option of the holder thereof into New Time Warner Common Stock on a one-for-one basis and is mandatorily convertible upon transfer.

     Pursuant to the Second Amended and Restated LMC Agreement, if the Holding Company Transaction is consummated, New Time Warner or TBS, on the one hand, and LMC or one of its subsidiaries, on the other hand, will enter into certain other agreements, and additional agreements between TBS and LMC will take effect. These agreements include:

          (a) a Stockholders' Agreement among New Time Warner, the Turner Shareholders, LMC and certain subsidiaries of LMC, pursuant to which Turner and the Turner-related stockholders, on the one hand, and LMC and the LMC-related stockholders, on the other hand, grant first to the other group and then to New Time Warner a right of first refusal with respect to dispositions of voting securities of New Time Warner (the form of the Stockholders' Agreement is attached as Exhibit B to the Second Amended and Restated LMC Agreement and incorporated herein by reference);

          (b) an SSSI Agreement, pursuant to which (i) New Time Warner will issue to Southern Satellite Systems, Inc. ("SSSI"), a wholly owned subsidiary of LMC, 4,166,667 shares of LMCN- V Common Stock and SSSI will grant to New Time Warner an option (the "SSSI Option") to cause to become effective a distribution contract (the "Distribution Contract") pursuant to which SSSI will provide uplinking and distribution services for WTBS in the event WTBS acquires national broadcast rights to all of its programming and becomes a copyright-paid cable television programming service, enabling WTBS to charge a subscription fee to cable operators and to sell local advertising time without any obligation on the part of the cable operators to make cable compulsory license payments under the Copyright Act (the "WTBS Conversion"), and (ii) New Time Warner will issue to LMC 833,333 shares of LMCN-V Common Stock and will pay to LMC an additional approximately $67 million (payable, at New Time Warner's option, in cash or additional shares of LMCN-V Common Stock) and LMC will agree not to compete with the business of SSSI (the form of the SSSI Agreement is attached as Exhibit D to the Second Amended and Restated LMC Agreement and incorporated herein by reference);

          (c) a Program Agreement between TCI and TBS relating to the mandatory carriage after the consummation of the Mergers by TCI-affiliated cable systems of WTBS (after the WTBS Conversion) and Headline News, rebates available to TCI-affiliated cable systems for carriage of TBS programming services (conditional upon TCI remaining one of the two largest domestic distributors of TBS programming services), incentive payments in 1999 and 2003 for TCI to remain one of the two largest domestic distributors of TBS programming services, and other related matters;

          (d) an LMC Registration Rights Agreement, pursuant to which New Time Warner will grant to LMC rights to require the registration under the Securities Act of sales of New Time Warner Common Stock received in the TBS Merger or pursuant to the SSSI Agreement, or upon conversion of LMCN-V Common Stock so received (the form of the LMC Registration Rights Agreement is attached as Exhibit E to the Second Amended and Restated LMC Agreement and incorporated herein by reference);

          (e) a SportSouth Stock Purchase Agreement, pursuant to which TBS has agreed to sell its interest in the SportSouth Network, a regional sports cable network, to LMC for an amount currently estimated at approximately $65 million;

          (f) a Sunshine Option Agreement, pursuant to which Time Warner Entertainment Company, L.P. ("TWE"), will grant to LMC an option to purchase the interests of TWE and certain of its affiliates in the Sunshine Network, a Florida-based sports cable network, for $14 million; and

          (g) Pay-Per-View Output Agreements between certain TBS subsidiaries, on the one hand, and certain affiliates of TCI, on the other hand, providing for the licensing of all motion pictures theatrically released during the term of the agreement by the TBS motion picture studios for exhibition, on a non-exclusive basis, on pay-per-view services owned by such TCI affiliates.

     Pursuant to the Second Amended and Restated LMC Agreement, New Time Warner has agreed that, under certain circumstances, if LMC or any of its controlled affiliates (and, for so long as LMC is a controlled affiliate of TCI, TCI and each controlled affiliate of TCI) and certain permitted transferees of the LMCN-V Common Stock issued pursuant to the Second Amended and Restated LMC Agreement is required as a result of certain actions taken by New Time Warner (including certain actions amending any New Time Warner Stockholder Rights Agreement) to dispose of shares of New Time Warner or suffer certain other adverse consequences by reason of continued ownership of shares of New Time Warner, New Time Warner will indemnify such person for certain income tax liabilities incurred in the disposition of shares of New Time Warner.

     In connection with the execution of Amendment No. 1 to the Merger Agreement and the Second Amended and Restated LMC
Agreement, Time Warner, TBS, TCI and LMC agreed to eliminate the following agreements:

          (a) the Voting Trust, under which New Time Warner
     Common Stock held by LMC would have been placed in a voting trust and would have been voted by Gerald M.
     Levin, Chairman and Chief Executive Officer of Time
     Warner;

          (b) Time Warner's option to acquire the interest of LMC in TBS prior to the consummation of the Holding
     Company Transaction;

          (c) the Option Agreement, pursuant to which New Time
     Warner would have been granted an option to purchase
     SSSI; and

          (d) the Program Services Agreement and the Carriage
     Agreement, relating to the mandatory carriage by TCI-affiliated cable systems of TBS programming services.

     The Holding Company Transaction remains subject to the approval of the stockholders of Time Warner, the approval of the shareholders of TBS, initial acceptance of the FTC Consent Decree and all necessary approvals of the Federal Communications Commission. Time Warner currently expects that the Holding Company Transaction will be consummated early in the fourth quarter of 1996.

FTC Consent Decree.

     The material provisions of the FTC Consent Decree are described below. All these provisions will terminate on the tenth anniversary of final acceptance thereof by the FTC and apply only in the United States.

     TCI/LMC Equity Interest in New Time Warner. TCI and its affiliates will not be permitted to hold voting securities of New Time Warner (other than securities, such as LMCN-V Common Stock, that have limited voting rights). In addition, TCI and its affiliates will not be permitted to hold more than the lesser of
(a) 9.2% of the outstanding New Time Warner Common Stock (calculated on a fully diluted basis) and (b) 12.4% of the outstanding common stock of New Time Warner (calculated on an actual oustanding basis), without the prior approval of the FTC.

     TCI will be required under the FTC Consent Decree to use its best efforts to obtain a ruling (the "Letter Ruling") from the Internal Revenue Service to the effect that a distribution by TCI of all the stock of SSSI, which at the time of such distribution will hold, directly and indirectly, substantially all of TCI's interest in New Time Warner arising out of consummation of the Mergers, to holders of the Liberty Media Group Common Stock issued by TCI would be a non-taxable transaction under Section 355 of the Internal Revenue Code. If the Letter Ruling is obtained, TCI will implement such distribution within 30 days after making regulatory filings. If such distribution takes place, Mr. Robert Magness, Dr. John C. Malone and Kearns-Tribune Corporation (together, the "TCI Control Shareholders") will exchange all of the shares of SSSI they receive in such distribution for a convertible preferred security of SSSI that will have limited voting rights in SSSI. TCI's officers, directors and employees (including the TCI Control Shareholders) will be prohibited from communicating with the management of SSSI, except on those limited matters on which the TCI Control Shareholders are entitled to vote. Following such distribution, SSSI will be prohibited from holding more than 14.99% of the outstanding New Time Warner Common Stock (calculated on a fully diluted basis), and from holding New Time Warner securities with voting rights (other than securities, such as LMCN-V Common Stock, that have limited voting rights). The restrictions described in the immediately preceding sentence will terminate if the TCI Control Shareholders hold no more than 0.1% of the ownership interest and the voting power of SSSI or if the TCI Control Shareholders hold no more than 0.1% of the ownership interest and the voting power of both of TCI and LMC. Following such distribution, TCI will not be permitted to purchase more than the lesser of (a) an additional 1% of the New Time Warner Common Stock (calculated on a fully diluted basis) and (b) 1.35% of the outstanding common stock of New Time Warner (calculated on an actual outstanding basis), without the prior approval of the FTC.

     Program Carriage Agreements. Prior to six months after the consummation of the Holding Company Transaction, New Time Warner and TCI will not be permitted to enter into any new agreement providing for the mandatory analog carriage by TCI cable systems on their analog tiers of any video programming service offered by TBS (other than WTBS (after the WTBS Conversion) and Headline News), and any such mandatory carriage agreement entered into thereafter will be limited in effective duration to five years.

     Anti-bundling Provision. New Time Warner will not be permitted to condition the availability or terms of providing its HBO video programming service to any multi-channel video programming distributor ("MVPD") on whether that MVPD or any other MVPD agrees to carry any national video programming service offered by TBS. New Time Warner will not be permitted to condition the availability or terms of providing CNN, TNT or WTBS to any MVPD on whether that MVPD or any other MVPD agrees to carry any national video programming service offered by TWE.

     Price Discrimination Provision. New Time Warner will be prohibited from discriminating, in certain respects, against MVPDs having geographical overlap with New Time Warner's cable systems in the terms upon which TBS programming services are made available to such MVPDs in the relevant geographical overlap area.

     Programming Foreclosure Provision. New Time Warner will be prohibited generally from requiring a financial interest in any national video programming service as a condition for carriage or otherwise improperly discriminating against unaffiliated national video programming vendors in the provision of access to New Time Warner's cable systems.

     New Time Warner will be required to collect, on a quarterly basis, certain information relating to the terms under which New Time Warner cable systems carry national video programming services, including information relating to pricing, commitments, if any, to a roll-out schedule and penetration rates. This information is to be provided to each member of the Management Committee of TWE on a quarterly basis.

     By February 1, 1997, New Time Warner will be required to enter into a programming service agreement with at least one nationally significant advertising-supported news and informational national video programming service not affiliated with New Time Warner. Under the terms of the FTC Consent Decree, New Time Warner will be required to carry such national video programming service in accordance with a roll-out schedule incorporated in the FTC Consent Decree.

     To the extent applicable to New Time Warner, the foregoing provisions are generally consistent with existing legal requirements or Time Warner's existing business practices and will not impose undue financial burdens on New Time Warner and, accordingly, Time Warner does not believe that these provisions will have an adverse effect on the businesses of Time Warner and TBS following consummation of the Holding Company Transaction.

     If the FTC does not initially accept the FTC Consent Decree, the FTC may seek to enjoin the consummation of the Transaction. If the FTC does initially accept the FTC Consent Decree, the FTC will publish the FTC Consent Decree for public comment for a period of 60 days. If the FTC does not finally accept the FTC Consent Decree after the period for public comment, the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking the divestiture of substantial assets of TBS or its subsidiaries or of Time Warner or its subsidiaries. If the FTC does finally accept the FTC Consent Decree, the FTC Consent Decree will terminate on the tenth anniversary of such final acceptance.


Item 7.  Financial Statements and Exhibits.

     (c) Exhibits:

     (i) Exhibit 2(a): Amendment No. 1 dated as of August 8, 1996, to the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995, among Time Warner Inc., TW Inc., Time Warner Acquisition Corp., TW Acquisition Corp., and Turner Broadcasting System, Inc.

     (ii) Exhibit 2(b): Agreement Containing Consent Order dated August 14, 1996, among Time Warner Inc., Turner
     Broadcasting System, Inc., Tele-Communications, Inc.,
     Liberty Media Corporation and the Federal Trade
     Commission.

     (iii) Exhibit 10(a): Second Amended and Restated LMC Agreement dated as of September 22, 1995, among Time Warner Inc., TW Inc., Liberty Media Corporation, TCI Turner Preferred, Inc., Communication Capital Corp. and United Cable Turner Investment, Inc.

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 6, 1996.


                              TIME WARNER INC.,

                              By:
                                 ------------------------
                                 Name:  Peter R. Haje
                                 Title:   Executive Vice President

                         EXHIBIT INDEX
                                                         Sequential
Exhibit No.         Description of Exhibit               Page Number

2(a)                Amendment No. 1 dated as of
                    August 8, 1996, to the Amended
                    and Restated Agreement and
                    Plan of Merger dated as of
                    September 22, 1995, among Time
                    Warner Inc., TW Inc., Time
                    Warner Acquisition Corp., TW
                    Acquisition Corp. and Turner
                    Broadcasting System, Inc.


2(b)                Agreement Containing Consent
                    Order dated August 14, 1996,
                    among Time Warner Inc., Turner
                    Broadcasting System, Inc.,
                    Tele-Communications, Inc.,
                    Liberty Media Corporation and
                    the Federal Trade Commission.


10(a)               Second Amended and Restated
                    LMC Agreement dated as of
                    September 22, 1995, among Time
                    Warner Inc., TW Inc., Liberty
                    Media Corporation, TCI Turner
                    Preferred, Inc., Communication
                    Capital Corp. and United Cable
                    Turner Investment, Inc.